UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1733016
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

555 IH 35 South, Suite 500 New Braunfels, Texas	78130
(Address of Principal Executive Offices)	(Zip Code)

Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan

Rush Enterprises, Inc. Amended and Restated 2004 Employee Stock Purchase Plan

(Full title of the plan)

Michael Goldstone

Senior Vice President, General Counsel and Corporate Secretary

Rush Enterprises, Inc.
555 IH 35 South, Suite 500
New Braunfels, Texas 78130

(830) 302-5200

Copies to:

Daryl L. Lansdale, Jr.

Norton Rose Fulbright US LLP

111 W. Houston Street, Suite 1800

San Antonio, TX 78205

(210) 224-5575

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Rush Enterprises, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) to register (i) 1,800,000 additional shares of Class A Common Stock and 1,800,000 additional shares of Class B Common Stock that may be issued under the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “2007 LTIP”) and (ii) 600,000 additional shares of Class A Common Stock that may be issued under the Rush Enterprises, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (the “2004 ESPP”). Pursuant to General Instruction E of Form S-8, (i) with respect to the 2007 LTIP, the contents of the Company’s prior registration statements on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2007 (Registration No. 333-144821), July 21, 2010 (Registration No. 333-168231), August 12, 2014 (Registration No. 333-198080), August 10, 2017 (Registration No. 333-219878), and August 7, 2020 (Registration No. 333-242488), and (ii) with respect to the 2004 ESPP, the contents of the Company’s prior registration statements on Form S-8, filed with the Commission on December 17, 2004 (Registration No. 333-121355) and August 7, 2020 (Registration No. 333-242488), are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein. On July 25, 2023, the Board of Directors of the Company declared a 3-for-2 stock split of the Company’s Class A common stock and Class B common stock, which was effected in the form of a stock dividend. On August 28, 2023, the Company distributed one additional share of stock for every two shares of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, held by shareholders of record as of August 7, 2023. All share data in this Registration Statement have been adjusted and restated to reflect the stock split as if it occurred on the first day of the earliest period presented.

There are 15,000,000 shares of Class A Common Stock reserved for issuance under the 2007 LTIP, of which 13,200,000 shares of Class A Common Stock are registered under prior registration statements and 1,800,000 shares of Class A Common Stock are registered under this Registration Statement. There are 6,600,000 shares of Class B Common Stock reserved for issuance under the 2007 LTIP, of which 4,800,000 shares of Class B Common Stock are registered under prior registration statements and 1,800,000 shares of Class B Common Stock are registered under this Registration Statement. There are 3,300,000 shares of Class A Common Stock reserved for issuance under the 2004 ESPP, of which 2,700,000 shares are registered under prior registration statements and 600,000 shares are registered under this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, or are being filed with this Registration Statement, are incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 23, 2023;

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 10, 2023;

(c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2023, filed on August 9, 2023;

(d) The Company's Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2023, filed on November 9, 2023;

(e) The Company’s Current Reports on Form 8-K filed on March 6, 2023, April 6, 2023, April 25, 2023, May 22, 2023, May 24, 2023, June 6, 2023, June 29, 2023, July 25, 2023, October 10, 2023, October 24, 2023, November 6, 2023 and November 13, 2023 (except, in each case, any information, including exhibits, furnished to the Commission pursuant to Items 2.02 and 7.01);

(f) The Company’s Definitive Proxy Statement on Schedule 14A filed on April 17, 2023, incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

(g) The description of the Company’s Class A Common Stock contained in Exhibit 4.5 to this Registration Statement; and

(h) The description of the Company’s Class B Common Stock contained in Exhibit 4.5 to this Registration Statement.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. In no event, however, will any information that we disclose under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1*

Restated Articles of Incorporation of Rush Enterprises, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 000-20797)

4.2*

Certificate of Amendment to the Restated Articles of Incorporation of Rush Enterprises, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q (File No. 000-20797) for the quarter ended June 30, 2023)

4.3*	Rush Enterprises, Inc. Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 21, 2013, File No. 000-20797)

4.4*

First Amendment to Amended and Restated Bylaws of Rush Enterprises, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed May 24, 2021, File No. 000-20797)

4.5	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Act of 1934

5.1	Opinion of Norton Rose Fulbright US LLP

23.1	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page hereto)

99.1*

Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed May 22, 2023, File No. 000-20797)

99.2*

Rush Enterprises, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed May 22, 2023, File No. 000-20797)

107	Filing Fee Table

* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Braunfels, State of Texas, on November 30, 2023.

Rush Enterprises, Inc.

By:	/s/ Michael Goldstone
Michael Goldstone
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints W.M. “RUSTY” RUSH and MICHAEL GOLDSTONE, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, any and all amendments, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ W.M. “Rusty” Rush W.M. “Rusty” Rush	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 30, 2023

/s/ Steven L. Keller Steven L. Keller	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 30, 2023

/s/ Thomas A. Akin Thomas A. Akin	Director	November 30, 2023

/s/ Raymond J. Chess Raymond J. Chess	Director	November 30, 2023

/s/ William H. Cary William H. Cary	Director	November 30, 2023

/s/ Dr. Kennon H. Guglielmo Dr. Kennon H. Guglielmo	Director	November 30, 2023

/s/ Elaine Mendoza Elaine Mendoza	Director	November 30, 2023

/s/ Troy A. Clarke Troy A. Clarke	Director	November 30, 2023

/s/ Amy Boerger Amy Boerger	Director	November 30, 2023

/s/ Michael J. McRoberts Michael J. McRoberts	Chief Operating Officer and Director	November 30, 2023